Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:

Alicia Davis

(248) 447-1781

Ed Lowenfeld

(248) 447-4380

Lear Reports Third Quarter 2020 Results

and Provides Full Year 2020 Outlook

SOUTHFIELD, Mich., October 30, 2020 — Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2020 and provided its financial outlook for the full year 2020.

Third Quarter 2020 Highlights

•	Sales of $4.9 billion, compared to $4.8 billion in the third quarter of 2019

•	Continued to grow sales faster than the market in both segments; E-Systems growth over market of 12 percentage points

•	Net income of $174 million and adjusted net income of $225 million, compared to net income of $216 million and adjusted net income of $217 million in the prior year

•	Core operating earnings of $327 million, compared to core operating earnings of $338 million in the third quarter of 2019

•	Earnings per share of $2.89 and adjusted earnings per share of $3.73, compared to $3.58 and $3.54, respectively, in the third quarter of 2019

•

Net cash provided by operating activities of $565 million and free cash flow of $474 million, compared to net cash provided by operating activities of $343 million and free cash flow of $193 million in the third quarter of 2019

•	Fully repaid $1.0 billion draw on revolving credit facility

•	Cash and cash equivalents at quarter end of $1.25 billion and total liquidity of $3.0 billion

“The steps we took to prepare our plants to safely ramp up production following COVID-19-related shutdowns and position the Company for success resulted in significantly improved third quarter performance,” said Ray Scott, Lear’s President and Chief Executive Officer. “Despite lower industry volumes versus a year ago, we generated operating margins near pre-COVID levels in both business segments. I am very pleased with how quickly the industry recovered and our business rebounded after the second quarter shutdowns, and, barring any COVID-19-related disruptions or a significant change in industry demand, I am optimistic that our positive momentum will continue for the balance of the year. We will continue to focus on driving operational efficiencies, investing for long-term profitable growth, and delivering superior shareholder returns.”

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Third Quarter Financial Results

(in millions, except per share amounts)

	2020	2019
Reported
Sales	$4,900.1	$4,825.0
Net income	$174.4	$215.9
Earnings per share	$2.89	$3.58

Adjusted(1)
Core operating earnings	$327.2	$338.2
Adjusted net income	$225.2	$217.2
Adjusted earnings per share	$3.73	$3.54

In the third quarter, global vehicle production recovered significantly versus the prior quarter, but remained lower than prior year levels. Global vehicle production declined by 4% compared to a year ago, with North America up 1%, Europe down 8% and China up 9%. Global production declines on a Lear sales-weighted basis(2) were approximately 3%.

Sales in the third quarter increased 2% year over year to $4.9 billion. Excluding the impact of foreign exchange, sales were up 1%, reflecting the addition of new business, partially offset by lower production on Lear platforms. Sales growth over market in the third quarter was four percentage points. The growth over market in the third quarter was driven by the impact of new business in both segments.

Core operating earnings were $327 million, or 6.7% of sales, compared to $338 million, or 7.0% of sales, in 2019. In the Seating segment, margins and adjusted margins were 6.8% and 7.8%, respectively. In the E-Systems segment, margins and adjusted margins were 7.1% and 7.7%, respectively.

Earnings per share were $2.89, compared to $3.58 in 2019. Adjusted earnings per share were $3.73, up from $3.54 in 2019, primarily reflecting a lower effective tax rate.

In the third quarter of 2020, net cash provided by operating activities was $565 million, and free cash flow(1) was $474 million, compared to net cash provided by operating activities of $343 million and free cash flow of $193 million in the third quarter of 2019. The improvement in free cash flow in the third quarter reflects favorable working capital following a significant use in the second quarter due to COVID-19-related production shutdowns.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.
(2)

The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Balance Sheet and Liquidity

The Company ended the third quarter with cash and cash equivalents of $1.25 billion, total liquidity of $3.0 billion and no significant near-term debt maturities. During the quarter, Lear repaid $1.0 billion on its revolving credit facility and presently has no outstanding borrowings under the $1.75 billion facility.

2020 Financial Outlook

Industry conditions have stabilized over the last few months, and while there is still uncertainty with respect to the ultimate impact of the COVID-19 pandemic, the Company has decided to reinstitute guidance at this time. Below is Lear’s full year 2020 financial outlook, which does not assume any broad COVID-19-related production shutdowns in the fourth quarter of 2020.

Full Year 2020 Outlook
Net Sales	$16.35 - $16.65 billion
Core Operating Earnings	$520 - $580 million
Restructuring Costs	≈$150 million
Capital Spending	≈$425 million
Free Cash Flow	$125 - $175 million

The industry volume assumptions underlying Lear’s 2020 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.13/Euro and 7.00 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2020 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s third quarter 2020 financial results and related matters on October 30, 2020, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 877-883-0383 (U.S.) or 412-902-6506 (international) with Conference I.D. 6293942. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income (loss) attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income (loss) per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income (loss) attributable to Lear, diluted net income (loss) per share available to Lear common stockholders, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended April 4, 2020 and July 4, 2020, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of COVID-19 on the Company’s business and the global economy, commodity prices, the impact of restructuring actions and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 39 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks #166 on the Fortune 500. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation.

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month Period Ended
	October 3, 2020	September 28, 2019
Net sales	$4,900.1	$4,825.0
Cost of sales	4,457.3	4,365.7
Selling, general and administrative expenses	147.7	141.9
Amortization of intangible assets	16.3	16.7
Interest expense	26.5	24.0
Other expense, net	17.1	9.7

Consolidated income before income taxes and equity in net income of affiliates	235.2	267.0
Income taxes	44.6	33.5
Equity in net income of affiliates	(6.5)	(5.1)

Consolidated net income	197.1	238.6
Net income attributable to noncontrolling interests	22.7	22.7

Net income attributable to Lear	$174.4	$215.9

Diluted net income per share available to Lear common stockholders	$2.89	$3.58

Weighted average number of diluted shares outstanding	60.3	61.3

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Nine Month Period Ended
	October 3, 2020	September 28, 2019
Net sales	$11,802.3	$14,992.7

Cost of sales	11,152.7	13,582.0
Selling, general and administrative expenses	442.3	447.3
Amortization of intangible assets	49.4	45.3
Interest expense	78.1	69.4
Other expense, net	54.4	27.9

Consolidated income before income taxes and equity in net income of affiliates	25.4	820.8
Income taxes	30.1	149.9
Equity in net income of affiliates	(15.9)	(15.8)

Consolidated net income	11.2	686.7
Net income attributable to noncontrolling interests	54.3	59.1

Net income (loss) attributable to Lear	$(43.1)	$627.6

Diluted net income (loss) per share available to Lear common stockholders	$(0.72)	$10.23

Weighted average number of diluted shares outstanding	60.3	62.3

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	October 3, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,250.4	$1,487.7
Accounts receivable	3,386.8	2,982.6
Inventories	1,265.6	1,258.2
Other	695.7	678.2

	6,598.5	6,406.7

Long-Term:
PP&E, net	2,627.3	2,704.2
Goodwill	1,629.0	1,614.3
Other	2,039.9	1,955.5

	6,296.2	6,274.0

Total Assets	$12,894.7	$12,680.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$4.4	$19.2
Accounts payable and drafts	2,943.4	2,821.7
Accrued liabilities	2,087.8	1,811.2
Current portion of long-term debt	18.9	14.1

	5,054.5	4,666.2

Long-Term:
Long-term debt	2,299.8	2,293.7
Other	1,145.0	1,101.3

	3,444.8	3,395.0

Redeemable noncontrolling interest	119.3	118.4

Equity	4,276.1	4,501.1

Total Liabilities and Equity	$12,894.7	$12,680.7

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 3,	September 28,
	2020	2019
Net Sales
North America	$2,039.7	$1,877.0
Europe and Africa	1,705.1	1,786.9
Asia	1,004.4	980.3
South America	150.9	180.8

Total	$4,900.1	$4,825.0

Content per Vehicle [1]
North America	$508	$476
Europe and Africa	$392	$378

Free Cash Flow [2]
Net cash provided by operating activities	$564.5	$343.4
Capital expenditures	(90.1)	(150.8)

Free cash flow	$474.4	$192.6

Depreciation and Amortization	$136.3	$128.5

Core Operating Earnings [2]
Net income attributable to Lear	$174.4	$215.9
Interest expense	26.5	24.0
Other expense, net	17.1	9.7
Income taxes	44.6	33.5
Equity in net income of affiliates	(6.5)	(5.1)
Net income attributable to noncontrolling interests	22.7	22.7
Restructuring costs and other special items –
Costs related to restructuring actions	40.1	29.4
Acquisition costs	—	0.1
Other	8.3	8.0

Core operating earnings	$327.2	$338.2

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$174.4	$219.5
Redeemable noncontrolling interest	—	(3.6)

Net income attributable to Lear	174.4	215.9
Restructuring costs and other special items –
Costs related to restructuring actions	50.3	33.4
Acquisition costs	—	0.1
Favorable tax ruling in a foreign jurisdiction	—	(0.2)
Gain related to affiliate	—	(4.0)
Other	5.1	9.7
Tax impact of special items and other net tax adjustments [3]	(4.6)	(37.7)

Adjusted net income attributable to Lear	$225.2	$217.2

Weighted average number of diluted shares outstanding	60.3	61.3

Diluted net income per share available to Lear common stockholders	$2.89	$3.58

Adjusted earnings per share	$3.73	$3.54

[1]	Content per Vehicle for 2019 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 3,	September 28,
	2020	2019
Net Sales
North America	$4,660.8	$5,625.5
Europe and Africa	4,281.3	5,957.7
Asia	2,521.6	2,901.8
South America	338.6	507.7

Total	$11,802.3	$14,992.7

Content per Vehicle [1]
North America	$503	$453
Europe and Africa	$369	$365
Free Cash Flow [2]
Net cash provided by operating activities	$262.3	$799.3
Capital expenditures	(285.3)	(410.1)

Free cash flow	$(23.0)	$389.2

Depreciation and Amortization	$397.1	$380.4
Diluted Shares Outstanding at end of Quarter [3]	60,358,030	61,066,078
Core Operating Earnings [2]
Net income (loss) attributable to Lear	$(43.1)	$627.6
Interest expense	78.1	69.4
Other expense, net	54.4	27.9
Income taxes	30.1	149.9
Equity in net income of affiliates	(15.9)	(15.8)
Net income attributable to noncontrolling interests	54.3	59.1
Restructuring costs and other special items –
Costs related to restructuring actions	110.3	123.6
Acquisition costs	—	1.6
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.0)
Other	15.6	24.6

Core operating earnings	$283.8	$1,068.0

Adjusted Net Income Attributable to Lear [2]
Net income (loss) available to Lear common stockholders	$(43.1)	$637.0
Redeemable noncontrolling interest	—	(9.4)

Net income (loss) attributable to Lear	(43.1)	627.6
Restructuring costs and other special items –
Costs related to restructuring actions	123.2	127.6
Acquisition costs	—	1.6
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.6)
Loss on extinguishment of debt	21.1	10.6
Gain related to affiliate, net	—	(5.6)
Other	13.0	19.8
Tax impact of special items and other net tax adjustments [4]	(13.5)	(75.4)

Adjusted net income attributable to Lear	$100.7	$705.7

Weighted average number of diluted shares outstanding	60.3	62.3

Diluted net income (loss) per share available to Lear common stockholders	$(0.72)	$10.23

Adjusted weighted average number of diluted shares outstanding	60.4	62.3

Adjusted earnings per share	$1.67	$11.33

[1]	Content per Vehicle for 2019 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	October 3,	September 28,
	2020	2019
Adjusted Segment Earnings
Seating
Net sales	$3,691.6	$3,715.0

Segment earnings	$250.7	$281.5
Costs related to restructuring actions	34.9	18.9
Other	0.7	3.1

Adjusted segment earnings	$286.3	$303.5

Adjusted segment margins	7.8%	8.2%

E-Systems
Net sales	$1,208.5	$1,110.0

Segment earnings	$86.0	$74.3
Costs related to restructuring actions	4.9	9.8
Other	2.2	0.6

Adjusted segment earnings	$93.1	$84.7

Adjusted segment margins	7.7%	7.6%

	Nine Months Ended
	October 3,	September 28,
	2020	2019
Adjusted Segment Earnings
Seating
Net sales	$8,813.1	$11,468.1

Segment earnings	$320.4	$817.0
Costs related to restructuring actions	62.6	94.6
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.1)
Other	2.5	3.7

Adjusted segment earnings	$385.5	$915.3

Adjusted segment margins	4.4%	8.0%

E-Systems
Net sales	$2,989.2	$3,524.6

Segment earnings	$5.0	$287.3
Costs related to restructuring actions	46.8	28.0
Favorable tax ruling in a foreign jurisdiction	—	0.1
Other	3.0	3.5

Adjusted segment earnings	$54.8	$318.9

Adjusted segment margins	1.8%	9.0%